UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2023

FATE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36076	65-1311552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12278 Scripps Summit Drive San Diego, California	92131
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 875-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FATE	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On January 3, 2023, Fate Therapeutics, Inc. (the “Company”) received notice of termination from Janssen Biotech, Inc. (“Janssen”) of the Collaboration and Option Agreement dated April 2, 2020 by and between the Company and Janssen (the “Collaboration Agreement”), pursuant to which Janssen and the Company had agreed to collaborate to develop iPSC-derived CAR NK- and CAR T-cell product candidates for the treatment of cancer. Janssen provided notice of termination after the Company declined a proposal from Janssen for continuation of the Collaboration Agreement on revised terms. The termination will take effect on April 3, 2023.

Under the terms of the Collaboration Agreement, in connection with the termination, (i) all licenses and other rights granted to either party pursuant to the Collaboration Agreement will terminate, subject to limited exceptions set forth in the Collaboration Agreement; (ii) both parties will wind down any development, commercialization and manufacturing activities under the Collaboration Agreement; (iii) neither party will have any right to continue to develop, manufacture or commercialize any collaboration candidate or collaboration product or use the other party’s materials; and (iv) neither party is restricted from independently developing, manufacturing, or commercializing any product, including any products directed to the same antigens as those of any collaboration candidate or collaboration product.

The foregoing summary is qualified in its entirety by reference to the Collaboration Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 5, 2023, the Company announced the prioritization of its current and near-term clinical programs and development plans, including advancement of a second-generation CD19-targeted chimeric antigen receptor (CAR) natural killer (NK) cell program for hematologic malignancies and severe autoimmune disorders, its FT576 CAR NK cell program for multiple myeloma, its FT819 CAR T-cell program for B-cell lymphoma, and its FT825/ONO-8250 CAR T-cell program for solid tumors under its collaboration with ONO Pharmaceutical Co., Ltd.; and discontinuation of its FT516, FT596, FT538, and FT536 NK cell programs. The restructuring plan will result in a reduction in the Company’s workforce to approximately 220 employees, and is expected to be completed during the first quarter of 2023. These changes are expected to extend the Company’s cash runway through 2025.

The Company estimates that it will incur charges of approximately $15 million for severance and other employee termination-related costs in the first quarter of 2023. The estimated charges that the Company expects to incur are subject to a number of assumptions, and actual results may differ materially from these estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, its workforce reduction. If the Company subsequently determines that it will incur additional significant costs associated with its workforce reduction, it will amend this Current Report on Form 8-K to disclose such information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

In connection with the Company’s restructuring plan and reduction to its workforce, the employment of Mark Plavsic, Ph.D., D.V.M., the Company’s Chief Technical Officer, is expected to terminate effective as of March 6, 2023. In connection with the termination of his employment, Dr. Plavsic will be entitled under the Company’s Severance and Change in Control Policy to: (i) acceleration of vesting of his outstanding equity awards for an additional nine months following the date of termination, (ii) a lump-sum severance payment in the amount of nine months of his current base salary and (iii) subject to his election thereof, payment by the Company of up to nine months of COBRA health benefits continuation.

The foregoing summary is qualified in its entirety by reference to the Company’s Severance and Change in Control Policy, a copy of which was filed as Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the year ended December 13, 2017.

Item 8.01	Other Events.

On January 5, 2023, the Company issued a press release announcing its termination of the Collaboration Agreement with Janssen, pipeline prioritization, next-generation programs, and key 2023 initiatives. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “expect,” “anticipate,” “intend,” “estimate,” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. All statements other than historical or current facts are forward-looking statements, including, without limitation, statements about the wind-down of the Collaboration Agreement, the expected timing, magnitude and financial impact of the restructuring and workforce reduction, anticipated extension of the Company’s cash runway, and the terms and conditions associated with the termination of executives and other employees. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those anticipated in the forward-looking statements. The statements in this Current Report on Form 8-K, including all forward-looking statements, speak only as of the date of this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 5, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2023	Fate Therapeutics, Inc.

	By:	/s/ J. Scott Wolchko
J. Scott Wolchko
President and Chief Executive Officer